UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 5, 2020

Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lumns Lane, Manchester, M27 8LN
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	LXFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
The Company held its 2020 annual general meeting of shareholders on June 3, 2020. There were 28,647,503 ordinary shares issued and outstanding at the close of business on April 3, 2020 and entitled to vote at the annual general meeting. A total of 24,474,904 ordinary shares (85.43%) were represented at the annual general meeting.
The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Re-Elect Alok Maskara
To re-elect Alok Maskara as an executive director for a one-year term expiring at the 2021 annual general meeting of shareholders.
Proposal 2. — Re-Elect David Landless
To re-elect David Landless as a non-executive director for a one-year term expiring at the 2021 annual general meeting of shareholders.
Proposal 3. — Re-Elect Clive Snowdon
To re-elect Clive Snowdon as a non-executive director for a one-year term expiring at the 2021 annual general meeting of shareholders.
Proposal 4. — Re-Elect Richard Hipple
To re-elect Richard Hipple as a non-executive director for a one-year term expiring at the 2021 annual general meeting of shareholders.
Proposal 5. — Re-Elect Allisha Elliott
To re-elect Allisha Elliott as a non-executive director for a one-year term expiring at the 2021 annual general meeting of shareholders.
Proposal 6. — Elect Lisa Trimberger
To elect Lisa Trimberger as a non-executive director for a one-year term expiring at the 2021 annual general meeting of shareholders.
Each nominee for director was re-elected or elected by a vote of the shareholders as follows:

Name	Votes For	Votes Against	Abstentions	Non-Votes
Alok Maskara	23,423,312	96,509	1,032	954,051
David Landless	22,518,102	1,001,719	1,032	954,051
Clive Snowdon	23,458,948	60,874	1,031	954,051
Richard Hipple	22,121,599	1,398,378	876	954,051
Allisha Elliott	23,428,659	62,202	29,992	954,051
Lisa Trimberger	23,426,318	64,542	29,993	954,051
Proposal 7. — To approve by, non-binding advisory vote on the Directors' Remuneration Report for the year ended December 31, 2019.
To approve, by non-binding advisory vote, the Directors' Remuneration Report for the year ended December 31, 2019. The Directors' Remuneration Report was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
23,404,641	110,301	5,911	954,051

Proposal 8. — To approve by, non-binding advisory vote on the compensation of the Company's Named Executive Officers ("Named Executive Officers")
To approve, by non-binding advisory vote, the compensation of the Company's Named Executive Officers. The compensation of the Company's Named Executive Officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
23,338,651	176,557	5,645	954,051
Proposal 9. — To approve by, non-binding advisory vote, on the frequency of future say-on-pay votes
To recommend, by non-binding advisory vote, the frequency of the future advisory votes on the compensation of the Company's Named Executive Officers. The frequency of future advisory votes on the compensation of the Company's Named Executive Officers was recommended by, non-binding advisory vote, by shareholders as follows:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Non-Votes
23,431,498	10,463	32,060	46,832	954,051
In light of the results of this vote and other factors, the board of directors of the Company, on June 3, 2020, approved that it will hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.
Proposal 10. — To ratify the re-appointment of PricewatershouseCoopers LLP as the independent auditors of the Company until conclusion of the 2021 Annual General Meeting
To ratify the re-appointment of PricewaterhouseCoopers LLP as independent auditors of the Company until conclusion of the 2021 Annual General Meeting. The ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company until the conclusion of the 2021 Annual General Meeting was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
24,451,397	12,350	11,157	—
Proposal 11. — To approve the authorization of the Audit Committee to set the independent auditors' remuneration
To authorize the Audit Committee to set the independent auditors' remuneration. The authorization of the Audit Committee to set the remuneration of PricewaterhouseCoopers LLP as independent auditors of the Company was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
24,463,019	10,849	1,036	—
Proposal 12 — To approve the repurchase of Ordinary Shares of the Company
To authorize the Company to to repurchase Ordinary Shares pursuant to a repurchase contract. The authorization of the Company to repurchase Ordinary shares pursuant to a repurchase contract was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
23,929,297	498,878	46,729	—
Proposal 13. — To approve the repurchase of the total Deferred Shares of the Company
To authorize the Company to repurchase deferred shares pursuant to a repurchase contract and the filing of a schedule TO with the U.S. Securities and Exchange Commission. The authorization of the Company to repurchase deferred shares pursuant to a repurchase contract and the filing of a schedule TO with the U.S. Securities and Exchange Commission were approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
23,967,156	500,603	7,145	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: June 5, 2020

By: /s/ Jamie M. Savage
Jamie M. Savage
Authorized Signatory for and on behalf of
Luxfer  Holdings PLC